EXHIBIT 99.1

City National Corp. Reports Third-Quarter 2008 Net Income of $16.6 Million, or $0.34 per Share; Year-to-Date Net Income Totals $96 Million, or $1.98 per Share

    Management Declares Quarterly Cash Dividend of $0.48 Per Share

      Assets, Loans, Core Deposits and Brokerage Assets Increase

LOS ANGELES, Oct. 23, 2008 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN) (www.cnb.com), the parent company of wholly owned City National Bank, today reported third-quarter 2008 net income of $16.6 million, or $0.34 per share. Excluding charges of $19.6 million, or $0.40 per share, for the impairment of Fannie Mae, Freddie Mac and other securities, third-quarter net income amounted to $36.2 million, or $0.74 per share. In the third quarter of 2007, the company earned $1.22 per share on net income of $60.1 million.

Year to date, City National has earned $96.0 million, or $1.98 per share, on revenue of $662.5 million. In the first nine months of 2007, the company earned net income of $175.8 million, or $3.56 per share, on revenue of $674.8 million.

The company also announced today that its Board of Directors has again declared a 2008 quarterly common stock cash dividend of $0.48 per share. The quarterly dividend is payable on November 19, 2008 to stockholders of record on November 5, 2008.

THIRD-QUARTER 2008 HIGHLIGHTS

 * Average loans reached $12.2 billion, up 9 percent from the same period a year ago.

 * Average core deposits were $10.5 billion, up 1 percent from the third quarter of 2007.

 * Third-quarter 2008 net income reflects a $35.0 million provision for credit losses, equal to what the company recorded for the second quarter of this year.  Taking into account net charge-offs of $12.8 million, the third-quarter provision added an incremental
   $23.0 million to City National's allowance for loan and lease losses.  At September 30, 2008, the company's allowance was
   $208.0 million, or 169 basis points of total loans and leases.

 * Excluding securities impairment charges, noninterest income totaled
   $82.6 million, up 2 percent from the third quarter of 2007.

 * City National's net interest margin averaged 4.23 percent in the third quarter of 2008, unchanged from the second quarter of this year.

 * The company remained well capitalized.  Its period-end ratio of equity-to-total-assets at September 30, 2008 was 10.20 percent, compared to 10.51 percent at September 30, 2007 and 10.21 percent at June 30 of this year.

"City National recorded its 62nd consecutive quarter of profitability and has earned nearly $100 million year-to-date," said President and Chief Executive Officer Russell Goldsmith. "The fundamentals of our business are solid and profitable. Capital, liquidity and credit reserves remain strong, but earnings this quarter were clearly impacted by securities impairment charges.

"City National is not burdened by many of the highly publicized problems, such as subprime loans, that are affecting some other financial institutions. While we remain focused on credit quality and cost control, we are, at the same time, investing in the future of our franchise by selectively adding key talent, attracting new clients and expanding relationships with existing clients, as evidenced by the addition in this quarter of $1 billion in clients' securities, deposits and money-market investments."

                                                    For the
                           For the                   three
                      three months ended             months
                         September 30,               ended
 Dollars in millions, ------------------     %      June 30,     %
  except per share      2008      2007     Change     2008     Change
 -------------------  --------  --------  --------  --------  --------
 Earnings Per Share   $   0.34  $   1.22       (72) $   0.73       (53)
 Net Income               16.6      60.1       (72)     35.5       (53)
 Average Assets       16,120.6  15,594.9         3  16,077.2         0
 Return on
  Average Assets          0.41%     1.53%      (73)     0.89%      (54)
 Return on
  Average Equity          3.91%    14.69%      (73)     8.42%      (54)

ASSETS

Total assets at September 30, 2008 were $16.3 billion, up 5 percent from the third quarter of 2007.

City National's third-quarter return on average assets was 0.41 percent, compared with 1.53 percent for the same period last year, and 0.89 percent for the second quarter of 2008. The company's return on average equity was 3.91 percent, compared with 14.69 percent for the third quarter of 2007 and 8.42 percent for the second quarter of this year.

REVENUE

Revenue was $202.9 million in the third quarter of 2008, compared with $235.0 million in the year-ago period and $231.6 million in the second quarter of this year. Excluding impairment charges, revenue grew slightly from the third quarter of 2007 and 2 percent from the second quarter of this year.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $157.1 million in the third quarter, up 2 percent from the second quarter of this year and virtually unchanged from the same period last year.

Third-quarter average loan balances reached $12.2 billion, up 9 percent from the third quarter of 2007 and 1 percent from the second quarter of this year. Commercial loans increased 10 percent from the third quarter of last year and 1 percent from the second quarter of this year. Construction and commercial real estate loans together grew 8 percent from the third quarter of 2007 but were virtually unchanged from the second quarter of this year. Average single-family residential mortgage loans to City National's private banking clients rose 9 percent from the third quarter of 2007 and 2 percent from the second quarter of this year.

Average securities for the third quarter of 2008 totaled $2.4 billion, down $471 million from the same period last year and $94 million from the second quarter of 2008. Cash flow from the investment portfolio was used to fund growth in loans. The average duration of total available-for-sale securities at September 30, 2008 was 3.4 years, compared with 3.4 years at the end of the third quarter of 2007 and 3.6 years at June 30, 2008.

At September 30, 2008, City National's prime lending rate was 5.0 percent, down 275 basis points from September 30, 2007 and unchanged from June 30, 2008.

City National's net interest margin in the third quarter of 2008 averaged 4.23 percent, unchanged from the second quarter of 2008.

                                                    For the
                        For the three                three
                         months ended                months
                         September 30,               ended
                      ------------------     %      June 30,     %
 Dollars in millions    2008      2007     Change     2008     Change
 -------------------  --------  --------  --------  --------  --------
 Average Loans
  and Leases         $12,230.6 $11,191.1         9 $12,058.9         1
 Average
  Total Securities     2,358.9   2,830.5       (17)  2,453.2        (4)
 Average
  Earning Assets      14,767.8  14,198.4         4  14,694.6         0
 Average Deposits     11,737.1  12,442.2        (6) 11,694.7         0
 Average
  Core Deposits       10,514.8  10,388.0         1  10,551.4         0
 Fully
  Taxable-Equivalent
  Net Interest Income    157.1     158.1        (1)    154.4         2
 Net Interest Margin      4.23%     4.42%       (4)     4.23%        0

Third-quarter average deposits totaled $11.7 billion, down 6 percent from the third quarter of last year, as the company was able to reduce its holdings of higher-cost non-core time deposits. Average deposits grew slightly from the second quarter of 2008.

Both average core deposits and average noninterest-bearing deposits grew 1 percent from the third quarter of 2007 but were down slightly from the second quarter of 2008 and now equal 90 percent of the company's average deposit balances.

Title and escrow deposit balances averaged $967 million, down $209 million from the third quarter of 2007 and $25 million from the second quarter of this year, due to a decline in residential and commercial real estate activity.

NONINTEREST INCOME

Noninterest income was $50.1 million in the third quarter of 2008, a 38 percent decline from the same period one year ago. The decline was due to impairment charges resulting from unprecedented disruption in the financial markets. One was the previously announced $21.9 million write-down of Fannie Mae and Freddie Mac perpetual preferred investments. Third-quarter results also reflect charges of $10.7 million for the impairment of securities held in the company's $2.2 billion available-for-sale securities portfolio.

Wealth Management

City National's assets under management totaled $33.1 billion as of September 30, 2008, down 11 percent from the year-earlier period. City National's money-market funds and managed fixed-income accounts grew as the result of a flight to safety by investors during a time of market volatility. However, this growth was offset by a decline in assets under management at the company's wealth management affiliates. This decline was due in part to an anticipated shift of funds by the former owner of City National's institutional asset management affiliate to its own in-house manager. Assets under management also were significantly affected by lower market valuations.

As a result of lower valuations and asset mix changes, trust and investment fees fell 11 percent from the third quarter of 2007. Brokerage and mutual fund fees rose 25 percent from the third quarter of last year, due largely to the growth of money-market fund balances. These fees grew 4 percent from the second quarter of 2008, reflecting an increase of 11 percent -- or $719 million -- in brokerage assets.

                                                     At or
                                                    for the
                        At or for the                three
                      three months ended             months
                        September 30,                ended
                      ------------------     %      June 30,     %
 Dollars in millions    2008      2007     Change     2008     Change
 -------------------  --------  --------  --------  --------  --------
 Trust and Investment
  Fee Revenue         $   33.5  $   37.5       (11) $   34.2        (2)
 Brokerage and
  Mutual Fund Fees        19.5      15.5        25      18.7         4
 Assets Under
  Management (1)      33,105.6  37,112.0       (11) 33,773.4        (2)
 Assets Under
  Management or
  Administration (1)  52,367.2  59,243.5       (12) 53,509.7        (2)

 (1)  Excludes  $6.9  billion, $12.1 billion, and $9.0 billion of assets under management for an asset manager in which City
      National  held a minority ownership interest as of September 30,
      2008, September 30, 2007, and June 30, 2008, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees rose 41 percent from the same period of last year and 2 percent from the second quarter of 2008, due to the impact of declining interest rates on compensating deposit balances and the sale of additional cash management services. Fee income from foreign exchange services and letters of credit grew 3 percent from the third quarter of 2007 and was up slightly from the second quarter of this year.

Other service charges and fees were $8.4 million in the third quarter of 2008, up 16 percent from the year-ago period.

NONINTEREST EXPENSE

Third-quarter 2008 noninterest expense amounted to $145.8 million, up 6 percent from the third quarter of 2007, and 3 percent from the second quarter of this year. The increase from last year was due in part to $1.8 million of additional expense for FDIC premiums and a $1.6 million settlement related to licensing of check imaging and processing technology. Excluding higher FDIC premiums and the settlement, City National's third-quarter noninterest expense grew 4 percent from the year-ago period.

CREDIT QUALITY

City National recorded a $35.0 million provision for credit losses in the third quarter of 2008, as it did in the second quarter of this year. After net charge-offs, this provision added $23.0 million to the company's allowance for loan and lease losses. The provision reflects management's continuing assessment of the credit quality of the company's loan portfolio, which is affected by various economic trends, including continuing weakness in the housing sector. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, risk-rating migration and growth in the portfolio.

Nonaccrual loans of $150.9 million and other-real-estate-owned (OREO) assets of $2.3 million at September 30, 2008 totaled $153.2 million, or 125 basis points of total loans and other nonperforming assets, up from $115.3 million, or 95 basis points, in the second quarter and $26.2 million, or 23 basis points, at September 30, 2007.

Third-quarter net charge-offs totaled $12.8 million, down from $18.9 million in the second quarter of this year. Net charge-offs were $3.6 million in the third quarter of 2007. Loans for residential acquisition and development and construction accounted for most of the third-quarter 2008 net charge-offs.

                  As of               As of               As of
 Period-end September 30, 2008  September 30, 2007    June 30, 2008
  Loans (in ------------------  ------------------  ------------------
  millions)  Total   Nonaccrual  Total   Nonaccrual  Total   Nonaccrual
 ---------- --------  --------  --------  --------  --------  --------
 Commercial
  Loans    $ 4,746.0 $    26.2 $ 4,216.1 $     7.7 $ 4,703.3 $    16.4
 Commercial
  R.E. Loans 2,159.1       5.9   1,894.8       2.0   2,016.1       0.7
 Real Estate
  Construc-
  tion Loans 1,313.7     113.3   1,391.0      15.5   1,483.2      86.3
 Residential
  Mortgages  3,364.3       0.3   3,114.3       0.4   3,319.7       0.6
 Equity
  Lines
  of Credit    541.0       1.4     404.9       0.5     495.3       1.4
 Other Loans   154.4       3.8     169.0       0.1     160.7       0.8
            --------  --------  --------  --------  --------  --------
  Total
   Loans   $12,278.5 $   150.9 $11,190.1 $    26.2 $12,178.3 $   106.2

 Other Real
  Estate
  Owned    $     2.3           $     --            $     9.1

Loans to homebuilders amounted to $480 million, or 3.9 percent of City National's $12.3 billion loan portfolio, at September 30, 2008. These loans generally have a guarantor or other credit enhancement support. The bank is actively managing each homebuilder loan and taking appropriate steps to mitigate risk and minimize loss exposure.

Excluding loans to homebuilders, City National's construction and commercial real estate portfolio has generally continued to perform satisfactorily. Within the construction portfolio, there is weakness in consumer-oriented property types, including for-sale housing and, to a lesser extent, retail projects. These portfolios are diverse in terms of geography and product type. They consist primarily of recourse loans to well-established real estate developers and are generally located in established urban markets. Most of these developers are clients with whom the bank has significant long-term relationships.

The company's commercial loan portfolio also continued to perform satisfactorily.

City National's residential mortgage loans and home-equity loans continue to perform well. The portfolio average loan-to-value ratios at origination are 50 percent and 53 percent, respectively. None of the loans has been originated through brokers or third parties. City National does not originate or purchase subprime or option adjustable rate mortgages.

At September 30, 2008, the allowance for loan and lease losses was $208.0 million, or 169 basis points of total loans and leases. Consistent with its methodology, the bank maintains an additional $23.3 million in reserves for off-balance-sheet credit commitments.

INCOME TAXES

The company's third-quarter 2008 effective tax rate was 25.2 percent, compared to 38.4 percent in the third quarter of last year. The lower tax rate for the third quarter of this year is attributable to lower pretax income. The effective rate for the second quarter of this year was 35.6 percent.

The company expects the tax rate to return to more normal levels in the fourth quarter of this year.

2008 YEAR-TO-DATE HIGHLIGHTS

 * Year to date, City National has earned $96.0 million, or $1.98 per share, compared with $175.8 million, or $3.56 per share for the first nine months of 2007.

 * Revenue for the first nine months of this year was $662.5 million, compared with $674.8 million for the first three quarters of 2007.

 * Fully taxable-equivalent net interest income amounted to
   $464 million, down slightly from the first nine months of 2007.
   The company's net interest margin averaged 4.24 percent in the first nine months of 2008, down from 4.46 percent during the same period of the prior year.

 * Average loans reached $12.0 billion, up 10 percent from the first nine months of 2007.

 * Average deposits for the first nine months of this year amounted to
   $11.7 billion, down 5 percent from the same period of 2007.  Core deposit balances totaled $10.4 billion in the first three quarters of 2008, up 1 percent from the first nine months of 2007.

 * Noninterest income totaled $211.4 million, down 4 percent from the first nine months of 2007.

 * During the first nine months of 2008, the company's provisions for loan losses totaled $87 million.  The company made no provision in the first nine months of 2007.

 * Noninterest expense for the first nine months of 2008 increased
   9 percent from the same period of 2007.  Excluding increased FDIC costs, the settlement related to licenses for deposit processing technology and the acquisitions of both Business Bank of Nevada and
   Convergent Wealth Advisors, noninterest expense increased 4 percent from the same period of 2007.

2008 OUTLOOK

City National had a profitable third quarter, as most of its businesses continued to perform in line with expectations. The company's credit reserves, capital and liquidity remain strong.

Looking to the fourth quarter of 2008, City National expects noninterest income to slow due to declines in the equity markets. The company also anticipates subdued loan growth and pressure on its net interest margin due to lower interest rates.

Excluding the previously mentioned after-tax impairment charges of $19.6 million, or $0.40 per share, the company expects 2008 earnings per share of between $3.05 and $3.15.

CAPITAL LEVELS

City National remains well capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2008 were 11.0 percent and 9.1 percent, respectively, compared with the minimum regulatory standards of 10.0 percent and 6.0 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at September 30, 2008 was 8.0 percent, well above the regulatory minimum ratio of 5.0 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at June 30, 2008 were 11.0 percent, 9.0 percent and 7.9 percent, respectively.

The period-end ratio of shareholders' equity to total assets at September 30, 2008 was 10.2 percent, compared to 10.5 percent at September 30, 2007 and 10.2 percent at June 30, 2008.

STOCK REPURCHASE

In the third quarter of 2008, City National did not repurchase any outstanding shares of the company's stock. During the first three quarters of this year, it bought back 421,500 shares at an average cost of $48.41.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2008 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 64856245. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 62 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. In September, the company opened an office in Manhattan Beach, Calif. City National and its eight majority-owned investment affiliates manage or administer $52.4 billion in client assets, including more than $33 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) unknown impact of recently enacted federal legislation (i.e., the Emergency Economic Stabilization Act ("EESA") on the financial markets, including levels of volatility and limited credit availability currently being experienced, (2) significant changes in banking laws or regulations, including, without limitation, as a result of EESA and the creation of the Troubled Asset Relief Program and the Capital Purchase Program and related executive compensation requirements, (3) more adverse than expected changes in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (4) unprecedented volatility in equity, fixed income and other market valuations, (5) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (6) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (7) increased competition in the company's markets, (8) higher-than-expected credit losses due to business losses, real estate cycles, capital market disruptions, changes in commercial real estate development and real estate prices or other economic factors, (9) changes in the financial performance and/or condition of the company's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (11) soundness of other financial institutions which could adversely affect the company, (12) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (13) protracted labor disputes in the company's markets, (14) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (15) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (16) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (17) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (18) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2007 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)

                        Three Months             Nine Months
 For The           ----------------------   -----------------------
  Period Ended                       %                         %
  September 30,      2008     2007 Change     2008     2007  Change
 ----------------- ----------------------   -----------------------
 Per Common Share
  Net Income
   Basic           $  0.35  $  1.24   (72)  $  2.01  $  3.64    (45)
   Diluted            0.34     1.22   (72)     1.98     3.56    (44)
  Dividends           0.48     0.46     4      1.44     1.38      4
  Book value                                  34.61    33.99      2

 Results of
  Operations:
  (In millions)
  Interest income  $   196  $   230   (15)  $   597  $   670    (11)
  Interest expense      43       76   (44)      146      216    (33)
                   -------  -------         -------  -------
   Net interest
    income             153      154    (1)      451      454     (1)

  Net interest
   income (Fully
   taxable-
   equivalent)         157      158    (1)      464      467     (1)
  Total revenue        203      235   (14)      662      675     (2)
  Provision for
   credit losses        35       --    NM        87       --     NM
  Net income            17       60   (72)       96      176    (45)

 Impact of
  Regulation G
  Non-GAAP
  Disclosures on
  Net Income per
  Share
  Net income per
   share           $  0.34                  $  1.98

  Add: Impairment
   - Fannie Mae
  and Freddie Mac     0.27                     0.27
   Impairment and
    realized
    losses - other
    debt and
    equity
    securities        0.13                     0.13
                   -------                  -------
     Total impact
      of
      impairment
      charges         0.40                     0.40
                   -------                  -------
   Net income per
    share,
    excluding
    impairment
    charges        $  0.74                  $  2.38
                   =======                  =======
 Financial Ratios:
  Performance
   Ratios:
    Return on
     average assets   0.41%    1.53%           0.80%    1.54%
    Return on
     average
     shareholders'
     equity           3.91    14.69            7.59    14.86
    Period-end
     shareholders'
     equity to
     period-end
     assets                                   10.20    10.51
    Net interest
     margin           4.23     4.42            4.24     4.46
    Efficiency
     ratio           70.74    57.66           64.01    57.52
  Capital Adequacy
   Ratios
   (Period-end):
    Tier 1 leverage                            8.01     7.80
    Tier 1 risk
     -based capital                            9.13     9.57
    Total risk-
     based capital                            11.04    12.01

 Asset Quality Ratios:
  Allowance for
   loan and lease
   losses to:
   Total loans and
    leases                                     1.69%    1.36%
   Nonaccrual loans                          137.88   579.63
  Nonperforming
   assets to:
   Total loans and
    leases and
    nonperforming
    assets                                     1.25     0.23
   Total assets                                0.94     0.17
  Net (charge-offs)
   /recoveries to
   Average total
    loans and
    leases
    (annualized)     (0.42)%  (0.13)%         (0.49)%  (0.06)%

 Average Balances:
  (In millions)
  Loans and leases $12,231  $11,191     9   $11,994  $10,921     10
  Interest-earning
   assets           14,768   14,198     4    14,612   13,997      4
  Assets            16,121   15,595     3    15,974   15,297      4
  Core deposits     10,515   10,388     1    10,421   10,314      1
  Deposits          11,737   12,442    (6)   11,651   12,312     (5)
  Interest-bearing
   liabilities       8,654    8,250     5     8,526    7,992      7
  Shareholders'
   equity            1,685    1,623     4     1,690    1,582      7

 Period-End
  Balances:
  (In millions)
  Loans and leases                          $12,279  $11,190     10
  Assets                                     16,331   15,547      5
  Core deposits                              10,792   10,426      4
  Deposits                                   12,168   12,181     --
  Shareholders'
   equity                                     1,666    1,634      2
 Wealth Management:
  (In millions) (1)
  Assets under
   management                               $33,106  $37,112    (11)
  Assets under
   management or
   administration                            52,367   59,244    (12)

 (1) Excludes $6.9 billion and $12.1 billion of assets under management for an asset manager in which City National held a minority ownership interest as of September 30, 2008 and
     September 30, 2007, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

                      Three Months Ended       Nine Months Ended
 (Dollars in             September 30,            September 30,
   thousands      ------------------------- -------------------------
   except per                         %                        %
   share data)      2008     2007   Change    2008     2007  Change
 ---------------  ---------------------------------------------------
 Interest income  $195,606 $230,066    (15) $597,065 $670,133   (11)
 Interest expense   42,802   76,340    (44)  145,928  216,233   (33)
                  -------- --------         -------- --------
  Net Interest
   Income          152,804  153,726     (1)  451,137  453,900    (1)

 Provision for
  Credit Losses     35,000       --     NM    87,000       --    NM

 Noninterest
  Income
  Trust and
   investment
   fees             33,457   37,488    (11)  103,993  102,565     1
  Brokerage and
   mutual fund
   fees             19,470   15,546     25    55,601   43,284    28
  Cash management
   and deposit
   transaction
   fees             12,392    8,801     41    35,712   25,744    39
  International
   services          8,202    7,995      3    24,065   22,020     9
  Bank-owned life
   insurance           824      645     28     2,107    2,030     4
  Other service
   charges and
   fees              8,403    7,251     16    22,190   20,630     8
  Impairment loss
   on securities   (31,936)      --     NM   (31,936)      --    NM
  Gain (loss) on
   sale of other
   assets             (198)   6,023   (103)     (390)   5,977  (107)
  Gain (loss) on
   sale of
   securities         (536)  (2,516)   (79)       16   (1,381) (101)
                  -------- --------         -------- --------
    Total
     noninterest
     income         50,078   81,233    (38)  211,358  220,869    (4)

 Noninterest
  Expense
  Salaries and
   employee
   benefits         89,373   84,057      6   267,072  242,945    10
  Net occupancy
   of premises      12,719   11,837      7    36,693   31,657    16
  Legal and
   professional
   fees              8,332    8,614     (3)   24,423   25,926    (6)
  Information
   services          6,576    6,024      9    19,170   17,325    11
  Depreciation
   and
   amortization      5,502    5,275      4    16,464   15,397     7
  Amortization of
   intangibles       2,238    2,852    (22)    6,197    7,105   (13)
  Marketing and
   advertising       5,653    5,079     11    16,608   14,860    12
  Office services    2,926    3,287    (11)    9,052    8,972     1
  Equipment            757      867    (13)    2,416    2,382     1
  Minority
   interest
   expense           1,160    2,211    (48)    6,728    6,612     2
  Other             10,521    7,294     44    25,599   20,646    24
                  -------- --------         -------- --------
   Total
    noninterest
    expense        145,757  137,397      6   430,422  393,827     9
                  -------- --------         -------- --------

 Income Before
  Taxes             22,125   97,562    (77)  145,073  280,942   (48)

 Applicable
  Income Taxes       5,574   37,469    (85)   49,051  105,151   (53)
                  -------- --------         -------- --------

 Net Income       $ 16,551 $ 60,093    (72) $ 96,022 $175,791   (45)
                  ======== ========         ======== ========

 Other Data:
  Earnings per
   common share
   - basic        $   0.35 $   1.24    (72) $   2.01 $   3.64   (45)
  Earnings per
   common share -
   diluted        $   0.34 $   1.22    (72) $   1.98 $   3.56   (44)
  Dividends paid
   per common
   share          $   0.48 $   0.46      4  $   1.44 $   1.38     4
  Dividend payout
   ratio            140.24%   37.26%   276     72.51%  38.18%    90
  Return on
   average assets     0.41%    1.53%   (73)     0.80%   1.54%   (48)
  Return on
   average
   shareholders'
   equity             3.91%   14.69%   (73)     7.59%  14.86%   (49)
  Net interest
   margin (Fully
   taxable-
   equivalent)        4.23%    4.42%    (4)     4.24%   4.46%    (5)
  Full-time
   equivalent
    employees        3,027    2,878      5

 Impact of
  Regulation G
  Non-GAAP
  Disclosures on
  Net Income
  (after-tax):

  Net income      $ 16,551                  $ 96,022
  Add: Impairment
        - Fannie
        Mae and
        Freddie
        Mac         13,157                    13,157
       Impairment
        and
        realized
        losses -
        other debt
        and equity
        securities   6,436                     6,436
                  --------                  --------
    Total impact
     of
     impairment
     charges        19,593                    19,593
                  --------                  --------
  Net income,
   excluding
   impairment
   charges        $ 36,144                  $115,615
                  ========                  ========

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

                                               2008
                            ------------------------------------------
 (Dollars in thousands       Third       Second     First     Year to
 except per share data)     Quarter      Quarter   Quarter      Date
 ----------------------     --------    --------   --------   --------
 Interest Income            $195,606    $193,707   $207,752   $597,065
 Interest Expense             42,802      43,539     59,587    145,928
                            --------    --------   --------   --------
   Net Interest Income       152,804     150,168    148,165    451,137

 Provision for Credit Losses  35,000      35,000     17,000     87,000

 Noninterest Income
  Trust and investment fees   33,457      34,187     36,349    103,993
  Brokerage and mutual fund
   fees                       19,470      18,709     17,422     55,601
  Cash management and
   deposit transaction fees   12,392      12,196     11,124     35,712
  International services       8,202       8,176      7,687     24,065
  Bank-owned life insurance      824         628        655      2,107
  Other service charges and
   fees                        8,403       8,177      5,610     22,190
  Impairment loss on
   securities                (31,936)         --         --    (31,936)
  Gain (loss) on sale of
   other assets                 (198)       (192)        --       (390)
  Gain (loss) on sale of
   securities                   (536)       (417)       969         16
                            --------    --------   --------   --------
    Total noninterest
     income                   50,078      81,464     79,816    211,358

 Noninterest Expense
  Salaries and employee
   benefits                   89,373      87,520     90,179    267,072
  Net occupancy of premises   12,719      12,462     11,512     36,693
  Legal and professional
   fees                        8,332       7,531      8,560     24,423
  Information services         6,576       6,388      6,206     19,170
  Depreciation and
   amortization                5,502       5,460      5,502     16,464
  Amortization of
   intangibles                 2,238       1,528      2,431      6,197
  Marketing and advertising    5,653       5,360      5,595     16,608
  Office services              2,926       3,140      2,986      9,052
  Equipment                      757         746        913      2,416
  Minority interest expense    1,160       2,262      3,306      6,728
  Other                       10,521       9,121      5,957     25,599
                            --------    --------   --------   --------
    Total noninterest
     expense                 145,757     141,518    143,147    430,422
                            --------    --------   --------   --------

 Income Before Taxes          22,125      55,114     67,834    145,073

 Applicable Income Taxes       5,574      19,630     23,847     49,051
                            --------    --------   --------   --------

 Net Income                 $ 16,551    $ 35,484   $ 43,987   $ 96,022
                            ========    ========   ========   ========

 Other Data:
  Earnings per common share
   - basic                  $   0.35    $   0.74   $   0.92   $   2.01
  Earnings per common share
   - diluted                $   0.34    $   0.73   $   0.91   $   1.98
  Dividends paid per common
   share                    $   0.48    $   0.48   $   0.48   $   1.44
  Dividend payout ratio       140.24%      65.40%     52.75%     72.51%
  Return on average assets      0.41%       0.89%      1.13%      0.80%
  Return on average
   shareholders' equity         3.91%       8.42%     10.46%      7.59%
  Net interest margin
   (Fully taxable-
    equivalent)                 4.23%       4.23%      4.26%      4.24%
  Full-time equivalent
   employees                   3,027       3,013      2,959

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                        2007
                   ------------------------------------------------
 (Dollars in
  thousands
  except per share  Fourth     Third    Second     First     Full
  data)             Quarter   Quarter   Quarter   Quarter    Year
 ----------------- --------  --------  --------  --------  --------
 Interest Income   $223,969  $230,066  $225,825  $214,241  $894,101
 Interest Expense    69,596    76,340    72,921    66,972   285,829
                   --------  --------  --------  --------  --------
  Net Interest
   Income           154,373   153,726   152,904   147,269   608,272

 Provision for
  Credit Losses      20,000        --        --        --    20,000

 Noninterest
  Income

  Trust and
   investment fees   38,188    37,488    34,823    30,254   140,753
  Brokerage and
   mutual fund fees  16,995    15,546    13,958    13,780    60,279
  Cash management
   and deposit
   transaction fees   9,517     8,801     8,472     8,471    35,261
  International
   services           8,379     7,995     7,562     6,463    30,399
  Bank-owned life
   insurance            660       645       761       624     2,690
  Other service
   charges and fees   8,575     7,251     7,246     6,133    29,205
  Impairment loss
   on securities         --        --        --        --        --
  Gain (loss) on
   sale of other
   assets                12     6,023        --       (46)    5,989
  Gain (loss) on
   sale of
   securities             7    (2,516)      866       269    (1,374)
                   --------  --------  --------  --------  --------
   Total
    noninterest
    income           82,333    81,233    73,688    65,948   303,202

 Noninterest
  Expense
  Salaries and
   employee
   benefits          88,146    84,057    80,904    77,984   331,091
  Net occupancy of
   premises          11,881    11,837    10,362     9,458    43,538
  Legal and
   professional
   fees              10,050     8,614     8,590     8,721    35,975
  Information
   services           6,039     6,024     5,750     5,551    23,364
  Depreciation and
   amortization       5,535     5,275     5,122     5,000    20,932
  Amortization of
   intangibles        1,749     2,852     2,623     1,630     8,854
  Marketing and
   advertising        6,977     5,079     5,783     3,998    21,837
  Office services     3,323     3,287     2,938     2,747    12,295
  Equipment             867       867       797       718     3,249
  Minority interest
   expense            2,244     2,211     2,325     2,076     8,856
  Other               7,464     7,294     7,446     5,906    28,110
                   --------  --------  --------  --------  --------
   Total
    noninterest
    expense         144,275   137,397   132,640   123,789   538,101
                   --------  --------  --------  --------  --------

 Income Before
  Taxes              72,431    97,562    93,952    89,428   353,373

 Applicable Income
  Taxes              25,509    37,469    34,799    32,883   130,660
                   --------  --------  --------  --------  --------

 Net Income        $ 46,922  $ 60,093  $ 59,153  $ 56,545  $222,713
                   ========  ========  ========  ========  ========

 Other Data:
  Earnings per
   common share
   - basic         $   0.98  $   1.24  $   1.22  $   1.18  $   4.62
  Earnings per
   common share -
   diluted         $   0.96  $   1.22  $   1.19  $   1.15  $   4.52
  Dividends paid
   per common share$   0.46  $   0.46  $   0.46  $   0.46  $   1.84
  Dividend payout
   ratio              47.44%    37.26%    38.22%    39.11%    40.13%
  Return on average
   assets              1.19%     1.53%     1.54%     1.55%     1.45%
  Return on average
   shareholders'
   equity             11.28%    14.69%    14.79%    15.10%    13.92%
  Net interest
   margin (Fully
   taxable-
   equivalent)         4.42%     4.42%     4.46%     4.49%     4.45%
  Full-time
   equivalent
   employees          2,914     2,878     2,903     2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                              2008
                              -------------------------------------
                                 Third       Second        First
 (In thousands)                 Quarter      Quarter      Quarter
 ---------------------------- -----------  -----------  -----------
 Assets
  Cash and due from banks     $   428,557  $   513,736  $   514,878
  Federal funds sold                   --           --        1,000
  Due from banks - interest-
   bearing                         95,993       88,149       77,567
  Securities-available-for-
   sale                         2,159,918    2,302,982    2,389,459
  Trading account securities      310,251      204,825      121,152
  Loans and leases:
   Commercial                   4,746,035    4,703,307    4,442,448
   Commercial real estate
    mortgages                   2,159,101    2,016,090    2,011,221
   Residential mortgages        3,364,332    3,319,741    3,215,871
   Real estate construction     1,313,735    1,483,193    1,462,641
   Equity lines of credit         540,937      495,334      449,177
   Installment                    154,377      160,665      173,507
                              -----------  -----------  -----------
    Total loans and leases     12,278,517   12,178,330   11,754,865
     Allowance for loan and
      lease losses               (208,046)    (185,070)    (168,278)
                              -----------  -----------  -----------
    Net loans and leases       12,070,471   11,993,260   11,586,587
  Premises and equipment, net     127,361      122,959      119,243
  Goodwill and other
   intangibles                    512,297      514,584      514,811
  Other assets                    626,020      598,763      609,335
                              -----------  -----------  -----------
   Total assets               $16,330,868  $16,339,258  $15,934,032
                              ===========  ===========  ===========

 Liabilities:
  Deposits:
   Noninterest-bearing        $ 5,744,863  $ 5,861,823  $ 5,680,845
   Interest-bearing             6,422,797    6,034,514    6,111,524
                              -----------  -----------  -----------
    Total deposits             12,167,660   11,896,337   11,792,369
  Federal funds purchased and
   securities sold under
   repurchase agreements        1,272,359    1,221,428    1,118,478
  Other short-term borrowed
   funds                          630,673      955,000      720,992
  Subordinated debt               157,769      157,080      162,813
  Other long-term debt            231,321      237,867      243,439
  Other liabilities               170,686      171,598      181,414
                              -----------  -----------  -----------
   Total liabilities           14,630,468   14,639,310   14,219,505

  Minority interest                33,950       32,300       32,199

 Shareholders' Equity
  Common stock                     50,966       50,972       50,982
  Additional paid-in capital      415,348      421,689      419,044
  Retained earnings             1,396,400    1,403,062    1,390,781
  Accumulated other
   comprehensive loss             (38,071)     (24,853)      (3,431)
  Treasury shares                (158,193)    (183,222)    (175,048)
                              -----------  -----------  -----------
   Total shareholders' equity   1,666,450    1,667,648    1,682,328
                              -----------  -----------  -----------
   Total liabilities and
    shareholders' equity      $16,330,868  $16,339,258  $15,934,032
                              ===========  ===========  ===========
 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                         2007
                    -----------------------------------------------
                      Fourth       Third      Second       First
 (In thousands)       Quarter     Quarter     Quarter     Quarter
 ------------------ ----------- ----------- ----------- -----------
 Assets
  Cash and due from
   banks            $   365,918 $   462,151 $   513,463 $   494,231
  Federal funds
   sold                      --          --     170,000     210,000
  Due from banks
   - interest-
   bearing               88,151      95,047     139,539      77,214
  Securities-
   available-for-
   sale               2,462,655   2,563,983   2,797,366   2,902,385
  Trading account
   securities           293,355     192,162     117,456      35,981
  Loans and leases:
   Commercial         4,459,308   4,216,048   4,158,131   4,030,601
   Commercial real
    estate
    mortgages         1,954,539   1,894,753   1,947,218   1,877,695
   Residential
    mortgages         3,176,322   3,114,335   3,009,546   2,895,516
   Real estate
    construction      1,429,761   1,391,034   1,309,322   1,263,059
   Equity lines of
    credit              432,513     404,869     409,505     388,279
   Installment          178,195     169,041     185,112     194,448
                    ----------- ----------- ----------- -----------
    Total loans and
     leases          11,630,638  11,190,080  11,018,834  10,649,598
     Allowance for
      loan and
      lease losses     (168,523)   (152,018)   (157,849)   (161,005)
                    ----------- ----------- ----------- -----------
    Net loans and
     leases          11,462,115  11,038,062  10,860,985  10,488,593
  Premises and
   equipment, net       118,067     110,779     106,672     103,259
  Goodwill and
   other
   intangibles          520,127     517,396     518,918     420,197
  Other assets          578,902     567,817     571,597     532,093
                    ----------- ----------------------- -----------
    Total assets    $15,889,290 $15,547,397 $15,795,996 $15,263,953
                    =========== ======================  ===========

 Liabilities:
  Deposits:
   Noninterest-
    bearing         $ 5,858,497 $ 5,538,107 $ 5,926,048 $ 5,690,413
   Interest-bearing   5,964,008   6,642,407   7,204,357   6,915,968
                    ----------- ----------- ----------- -----------
    Total deposits   11,822,505  12,180,514  13,130,405  12,606,381
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements         1,544,411     664,970     269,938     310,738
  Other short-term
   borrowed funds       100,000     326,041      72,818      50,667
  Subordinated debt     273,559     270,066     266,962     270,174
  Other long-term
   debt                 233,465     225,598     219,282     224,079
  Other liabilities     228,067     217,301     186,212     183,185
                    ----------- ----------- ----------- -----------
   Total
    liabilities      14,202,007  13,884,490  14,145,617  13,645,224

   Minority
    interest             31,676      29,148      29,029      28,285

 Shareholders'
  Equity
  Common stock           50,824      50,813      50,825      50,803
  Additional paid-
   in capital           420,168     421,754     419,277     421,990
  Retained earnings   1,369,999   1,345,337   1,307,638   1,271,092
  Accumulated
   other
   comprehensive
   loss                  (9,349)    (22,788)    (50,709)    (31,034)
  Treasury shares      (176,035)   (161,357)   (105,681)   (122,407)
                    ----------- ----------- ----------- -----------
   Total
    shareholders'
    equity            1,655,607   1,633,759   1,621,350   1,590,444
                    ----------- ----------- ----------- -----------
   Total
    liabilities and
    shareholders'
    equity          $15,889,290 $15,547,397 $15,795,996 $15,263,953
                    =========== =========== =========== ===========

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

                                              2008
                             ---------------------------------------
                               Third     Second    First   Year To
 (Dollars in thousands)       Quarter   Quarter   Quarter    Date
 --------------------------- --------  --------  --------  --------
 Allowance for Loan and
  Lease Losses
 Balance at beginning of
  period                     $185,070  $168,278  $168,523  $168,523

 Allowance of acquired
  institution                      --        --        --        --

 Net (charge-offs)/
  recoveries:
   Commercial                  (4,356)   (5,734)   (1,573)  (11,664)
   Commercial real estate
    mortgages                      --        --        12        12
   Residential mortgages            8        10         8        25
   Real estate construction    (8,415)  (13,196)  (10,217)  (31,828)
   Equity lines of credit          --        --      (239)     (239)
   Installment                    (30)        4       (78)     (104)
                             --------  --------  --------  --------
    Total net (charge-offs)/
     recoveries               (12,794)  (18,916)  (12,087)  (43,797)

 Provision for credit losses   35,000    35,000    17,000    87,000

 Transfers from(to) reserve
  for off-balance sheet
  credit commitments              770       708    (5,158)   (3,680)

                             --------  --------  --------  --------
 Balance at end of period    $208,046  $185,070  $168,278  $208,046
                             ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries
  to Average Total Loans and
  Leases: (annualized)

   Commercial                   (0.37)%   (0.49)%   (0.14)%   (0.34)%
   Commercial real estate
    mortgages                    0.00%    0.00%    0.00%    0.00%
   Residential mortgage          0.00%    0.00%    0.00%    0.00%
   Real estate construction     (2.38)%   (3.61)%   (2.81)%   (2.94)%
   Equity lines of credit        0.00%    0.00%   (0.22)%   (0.07)%
   Installment                  (0.08)%    0.01%   (0.18)%   (0.08)%
    Total loans and leases      (0.42)%   (0.63)%   (0.42)%   (0.49)%

 Reserve for Off-Balance
  Sheet Credit Commitments

 Balance at beginning of
  period                     $ 24,154  $ 24,862  $ 19,704  $ 19,704
  Recovery of prior charge-
   off                             --        --        --        --
  Reserve of acquired
   institution                     --        --        --        --
  Transfers (to)from
   allowance                     (770)     (708)    5,158     3,680
                             --------  --------  --------  --------
 Balance at end of period    $ 23,384  $ 24,154  $ 24,862  $ 23,384
                             ========  ========  ========  ========

                                          2007
                    ------------------------------------------------
 (Dollars in         Fourth     Third    Second     First     Full
  thousands)         Quarter   Quarter   Quarter   Quarter    Year
 ------------------ --------  --------  --------  --------  --------
 Allowance for Loan
  and Lease Losses
 Balance at
  beginning of
  period            $152,018  $157,849  $161,005  $155,342  $155,342

 Allowance of
  acquired
  institution             --        --        --     4,513     4,513
 Net (charge-offs)/
  recoveries:
  Commercial            (900)     (632)   (2,218)    1,247    (2,503)
  Commercial real
   estate mortgages        9      (295)       --        --      (286)
  Residential
   mortgages              --        --        --        --        --
  Real estate
   construction       (2,872)   (2,654)       17        18    (5,491)
  Equity lines of
   credit                (50)       --        --        --       (50)
  Installment            (50)      (10)      (61)      (26)     (147)
                    --------  --------  --------  --------  --------
   Total net
    (charge-offs)/
    recoveries        (3,863)   (3,591)   (2,262)    1,239    (8,477)

 Provision for
  credit losses       20,000        --        --        --    20,000

 Transfers from(to)
  reserve for off-
  balance sheet
  credit
  commitments            368    (2,240)     (894)      (89)   (2,855)

                    --------  --------  --------  --------  --------
 Balance at end of
  period            $168,523  $152,018  $157,849  $161,005  $168,523
                    ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total
  Loans and Leases:
  (annualized)

  Commercial           (0.08)%   (0.06)%   (0.21)%    0.12%   (0.06)%
  Commercial real
   estate mortgages     0.00%   (0.06)%    0.00%    0.00%   (0.02)%
  Residential
   mortgage             0.00%    0.00%    0.00%    0.00%    0.00%
  Real estate
   construction        (0.81)%   (0.78)%    0.01%    0.01%   (0.43)%
  Equity lines of
   credit              (0.05)%    0.00%    0.00%    0.00%   (0.01)%
  Installment          (0.12)%   (0.02)%   (0.13)%   (0.06)%   (0.08)%
   Total loans and
   leases              (0.13)%   (0.13)%   (0.08)%    0.05%   (0.08)%

 Reserve for Off-
  Balance Sheet
  Credit
  Commitments

 Balance at
  beginning of
  period            $ 20,072  $ 17,832  $ 17,005  $ 16,424  $ 16,424
  Recovery of
   prior charge-off       --        --       (67)       --       (67)
  Reserve of
   acquired
   institution            --        --        --       492       492
  Transfers (to)
   from allowance       (368)    2,240       894        89     2,855
                    --------  --------  --------  --------  --------
 Balance at end of
  period            $ 19,704  $ 20,072  $ 17,832  $ 17,005  $ 19,704
                    ========  ========  ========  ========  ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                                                     2008
                                          ----------------------------
                                            Third    Second     First
 (Dollars in thousands)                    Quarter   Quarter   Quarter
 ---------------------------------------  --------  --------  --------
 Nonaccrual Loans
  Commercial                              $ 26,184  $ 16,444  $ 16,293
  Commercial real estate mortgages           5,878     5,903     1,841
  Residential mortgages                        266       549       706
  Real estate construction                 113,288    81,120    93,296
  Equity lines of credit                     1,380     1,398     1,422
  Installment                                3,890       763        64
                                          --------  --------  --------
   Total nonaccrual loans                  150,886   106,177   113,622

 Other Nonperforming Assets                  2,279     9,113     3,812
                                          --------  --------  --------

  Total nonperforming assets              $153,165  $115,290  $117,434
                                          ========  ========  ========

 Loans 90 Days or More Past Due on
  Accrual Status                          $  4,930  $      2  $     --

 Allowance for loan and lease losses as
  a percentage of:
  Nonaccrual loans                          137.88%   174.30%   148.10%
  Total nonperforming assets                135.83%   160.53%   143.30%
  Total loans and leases                      1.69%     1.52%     1.43%

 Nonaccrual loans as a percentage of
  total loans                                 1.23%     0.87%     0.97%

 Nonperforming assets as a percentage of:
  Total loans and other nonperforming
   assets                                     1.25%     0.95%     1.00%
  Total assets                                0.94%     0.71%     0.74%

                                                 2007
                                --------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 -----------------------------  --------  --------  --------  --------
 Nonaccrual Loans
  Commercial                    $ 17,103  $  7,673  $  3,998  $  7,024
  Commercial real estate
   mortgages                       1,621     1,970     4,732     4,783
  Residential mortgages              387       394       378        --
  Real estate construction        55,632    15,513    12,566    11,199
  Equity lines of credit             679       502       452       362
  Installment                        139       175       182        49
                                --------  --------  --------  --------
   Total nonaccrual loans         75,561    26,227    22,308    23,417

 Other Nonperforming Assets           --        --        --        --
                                --------  --------  --------  --------

  Total nonperforming assets    $ 75,561  $ 26,227  $ 22,308  $ 23,417
                                ========  ========  ========  ========

 Loans 90 Days or More Past Due
  on Accrual Status             $      1  $     --  $     --  $    199

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                223.03%   579.63%   707.58%   687.55%
  Total nonperforming assets      223.03%   579.63%   707.58%   687.55%
  Total loans and leases            1.45%     1.36%     1.43%     1.51%

 Nonaccrual loans as a
  percentage of total loans         0.65%     0.23%     0.20%     0.22%

 Nonperforming assets as a
  percentage of:
  Total loans and other
   nonperforming assets             0.65%     0.23%     0.20%     0.22%
  Total assets                      0.48%     0.17%     0.14%     0.15%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                            2008
                        ----------------------------------------------
                        Third Quarter   Second Quarter  First Quarter
                        --------------  --------------  ---------------
                        Average Average Average Average Average Average
 (Dollars in millions)  Balance  Rate   Balance  Rate   Balance  Rate
 ---------------------  ------- ------- ------- ------- ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial          $ 4,727  5.30%  $ 4,675  5.30%  $ 4,456  6.28%
    Commercial real
     estate mortgages     2,095  6.52     2,009  6.50     1,975  6.84
    Residential
     mortgages            3,335  5.62     3,271  5.57     3,179  5.61
    Real estate
     construction         1,404  5.05     1,470  5.43     1,464  6.47
    Equity lines of
     credit                 513  4.34       470  4.45       438  5.65
    Installment             157  5.89       164  5.88       177  6.49
                        -------         -------         -------
    Total loans and
     leases              12,231  5.53    12,059  5.57    11,689  6.20
   Due from banks -
    interest-bearing         94  1.85        95  2.24        78  2.69
   Federal funds sold
    and securities
    purchased under
    resale agreements         5  1.88         9  2.54         8  3.33
   Securities available
    -for-sale             2,241  4.97     2,351  4.89     2,446  4.81
   Trading account
    securities              118  1.94       102  1.65        78  3.11
   Other interest-
    earning assets           79  5.92        79  5.24        72  5.75
                        -------         -------         -------
    Total interest-
     earning assets      14,768  5.38    14,695  5.42    14,371  5.93
   Allowance for loan
    and lease losses       (182)           (163)           (165)
   Cash and due from
    banks                   375             386             379
   Other non-earning
    assets                1,160           1,159           1,139
                        -------         -------         -------
    Total assets        $16,121         $16,077         $15,724
                        =======         =======         =======

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts            $   826  0.72%  $   867  0.70%  $   823  0.69%
   Money market accounts  3,781  1.68     3,738  1.70     3,610  2.47
   Savings deposits         138  0.44       133  0.28       135  0.36
   Time deposits - under
    $100,000                213  2.89       208  2.89       220  3.54
   Time deposits -
    $100,000 and over     1,222  2.45     1,143  2.94     1,329  3.99
                        -------         -------         -------
    Total interest-
     bearing deposits     6,181  1.72     6,089  1.80     6,117  2.55

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements            1,357  2.28     1,262  2.42     1,141  3.39
   Other borrowings       1,116  2.97     1,193  2.91     1,119  4.00
                        -------         -------         -------
    Total interest-
     bearing liabilities  8,654  1.97     8,544  2.05     8,377  2.86
  Noninterest-bearing
   deposits               5,556           5,606           5,404
  Other liabilities         226             232             252
  Shareholders' equity    1,685           1,695           1,691
                        -------         -------         -------
    Total liabilities
     and shareholders'
     equity             $16,121         $16,077         $15,724
                        =======         =======         =======

 Net interest spread             3.42%           3.37%           3.07%
                                 ====            ====            ====
 Net interest margin             4.23%           4.23%           4.26%
                                 ====            ====            ====

 Average prime rate              5.00%           5.08%           6.22%
                                 ====            ====            ====

                                                             2008
                                                        --------------
                                                         Year to Date
                                                        --------------
                                                        Average Average
 (Dollars in millions)                                  Balance  Rate
 -----------------------------------------------------  ------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                                          $ 4,620  5.61%
    Commercial real estate mortgages                      2,027  6.62
    Residential mortgages                                 3,262  5.60
    Real estate construction                              1,446  5.66
    Equity lines of credit                                  474  4.78
    Installment                                             165  6.10
                                                        -------
    Total loans and leases                               11,994  5.76
   Due from banks - interest-bearing                         89  2.23
   Federal funds sold and securities purchased under
    resale agreements                                         7  2.66
   Securities available-for-sale                          2,346  4.89
   Trading account securities                                99  2.15
   Other interest-earning assets                             77  5.63
                                                        -------
    Total interest-earning assets                        14,612  5.57
   Allowance for loan and lease losses                     (170)
   Cash and due from banks                                  380
   Other non-earning assets                               1,152
                                                        -------
    Total assets                                        $15,974
                                                        =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts                           $   839  0.70%
   Money market accounts                                  3,710  1.94
   Savings deposits                                         135  0.36
   Time deposits - under $100,000                           214  3.11
   Time deposits - $100,000 and over                      1,231  3.15
                                                        -------
    Total interest-bearing deposits                       6,129  2.02

   Federal funds purchased and securities sold under
    repurchase agreements                                 1,254  2.66
   Other borrowings                                       1,143  3.29
                                                        -------
    Total interest-bearing liabilities                    8,526  2.29
  Noninterest-bearing deposits                            5,522
  Other liabilities                                         236
  Shareholders' equity                                    1,690
                                                        -------
    Total liabilities and shareholders' equity          $15,974
                                                        =======

 Net interest spread                                             3.29%
                                                                 ====
 Net interest margin                                             4.24%
                                                                 ====

 Average prime rate                                              5.43%
                                                                 ====

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                            2007
                        ----------------------------------------------
                        Fourth Quarter  Third Quarter   Second Quarter
                        --------------  --------------  ---------------
                        Average Average Average Average Average Average
 (Dollars in millions)  Balance  Rate   Balance  Rate   Balance  Rate
 ---------------------  ------- ------- ------- ------- ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial          $ 4,391  7.02%  $ 4,303  7.42%  $ 4,275  7.37%
    Commercial real
     estate mortgages     1,925  7.01     1,897  7.31     1,932  7.36
    Residential mortgages 3,155  5.61     3,063  5.59     2,975  5.49
    Real estate
     construction         1,405  8.07     1,344  8.61     1,234  8.88
    Equity lines of
     credit                 414  6.95       406  7.63       404  7.71
    Installment             171  7.11       178  7.35       191  7.51
                        -------         -------         -------
   Total loans and
    leases               11,461  6.75    11,191  7.04    11,011  7.05
  Due from banks -
   interest-bearing          95  3.05        98  3.48        89  2.40
  Federal funds sold and
   securities purchased
   under resale
   agreements                 4  4.61        10  5.33        24  5.27
  Securities
   available-for-sale     2,500  4.84     2,746  4.78     2,872  4.72
  Trading account
   securities                94  4.57        84  5.23        72  5.23
  Other interest-earning
   assets                    69  6.08        69  6.15        60  6.36
                        -------         -------         -------
    Total interest-
     earning assets      14,223  6.36    14,198  6.55    14,128  6.53
  Allowance for loan
   and lease losses        (151)           (157)           (162)
  Cash and due from
   banks                    393             434             445
  Other non-earning
   assets                 1,124           1,120           1,041
                        -------         -------         -------
    Total assets        $15,589         $15,595         $15,452
                        =======         =======         =======

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts            $   805  0.69%  $   778  0.68%  $   804  0.56%
   Money market
    accounts              3,726  2.99     3,748  3.16     3,721  3.10
   Savings deposits         142  0.49       146  0.49       149  0.48
   Time deposits - under
    $100,000                224  3.93       232  4.05       274  3.79
   Time deposits -
    $100,000 and over     1,514  4.38     2,054  4.75     2,066  4.81
                        -------         -------         -------
    Total interest-
     bearing deposits     6,411  3.01     6,958  3.32     7,014  3.28

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements              908  4.50       672  4.99       486  5.11
   Other borrowings         746  5.67       620  6.14       612  6.09
                        -------         -------         -------
    Total interest-
     bearing liabilities  8,065  3.42     8,250  3.67     8,112  3.61
  Noninterest-bearing
   deposits               5,603           5,484           5,556
  Other liabilities         270             238             180
  Shareholders' equity    1,651           1,623           1,604
                        -------         -------         -------
   Total liabilities
    and shareholders'
    equity              $15,589         $15,595         $15,452
                        =======         =======         =======

 Net interest spread             2.94%           2.88%           2.92%
                                 ====            ====            ====
 Net interest margin             4.42%           4.42%           4.46%
                                 ====            ====            ====

 Average prime rate              7.52%           8.18%           8.25%
                                 ====            ====            ====

                                                    2007
                                        ------------------------------
                                        First Quarter    Year to Date
                                        --------------  --------------
                                        Average Average Average Average
 (Dollars in millions)                  Balance  Rate   Balance  Rate
 -------------------------------------  ------- ------- ------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                          $ 4,146  7.25%  $ 4,280  7.26%
    Commercial real estate mortgages      1,758  7.39     1,879  7.26
    Residential mortgages                 2,885  5.40     3,020  5.52
    Real estate construction              1,181  8.73     1,292  8.55
    Equity lines of credit                  394  7.86       404  7.53
    Installment                             191  7.64       183  7.41
                                        -------         -------
    Total loans and leases               10,555  6.99    11,058  6.95
   Due from banks - interest-bearing         73  2.70        89  2.93
   Federal funds sold and securities
    purchased under resale agreements        14  5.36        13  5.25
   Securities available-for-sale          2,916  4.70     2,757  4.76
   Trading account securities                54  6.09        76  5.20
   Other interest-earning assets             48  5.96        61  6.14
                                        -------         -------
    Total interest-earning assets        13,660  6.48    14,054  6.48
   Allowance for loan and lease losses     (157)           (157)
   Cash and due from banks                  422             424
   Other non-earning assets                 911           1,050
                                        -------         -------
    Total assets                        $14,836         $15,371
                                        =======         =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts           $   749  0.48%  $   784  0.60%
   Money market accounts                  3,419  2.98     3,655  3.06
   Savings deposits                         155  0.47       148  0.48
   Time deposits - under $100,000           232  4.10       240  3.96
   Time deposits - $100,000 and over      1,872  4.72     1,876  4.68
                                        -------         -------
    Total interest-bearing deposits       6,427  3.18     6,703  3.20

   Federal funds purchased and
    securities sold under repurchase
    agreements                              582  5.27       663  4.90
   Other borrowings                         599  6.15       645  6.00
                                        -------         -------
    Total interest-bearing liabilities    7,608  3.57     8,011  3.57
  Noninterest-bearing deposits            5,489           5,533
  Other liabilities                         220             228
  Shareholders' equity                    1,519           1,599
                                        -------         -------
    Total liabilities and shareholders'
     equity                             $14,836         $15,371
                                        =======         =======

 Net interest spread                             2.91%           2.91%
                                                 ====            ====
 Net interest margin                             4.49%           4.45%
                                                 ====            ====

 Average prime rate                              8.25%           8.05%
                                                 ====            ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)
                                                 2008
                                --------------------------------------
                                  Third    Second     First    Year To
                                 Quarter   Quarter   Quarter    Date
                                --------  --------  --------  --------
 Per Common Share:
 -----------------
  Shares Outstanding (in
   thousands):
  Average - Basic                 47,934    47,849    47,829    47,871
  Average - Diluted               48,630    48,524    48,517    48,557
  Period-End                                48,155    47,777    47,871
 Book Value                     $  34.61  $  34.90  $  35.14
 Closing price:
  High                          $  65.35  $  51.75  $  60.00  $  65.35
  Low                              37.60     40.98     48.57     37.60
  Period-end                       54.30     42.07     49.46

 Capital Ratios (Dollars in
  millions):
 --------------------------
 Risk-based capital
  Risk-adjusted assets          $ 13,653  $ 13,546  $ 13,160
  Tier I capital                $  1,246  $  1,224  $  1,222
   Percentage of risk adjusted
    assets                          9.13%     9.03%     9.29%
  Total capital                 $  1,507  $  1,483  $  1,477
   Percentage of risk adjusted
    assets                         11.04%    10.95%    11.22%
  Tier I leverage ratio             8.01%     7.89%     8.06%
  Period-end shareholders'
   equity to total period-end
   assets                          10.20%    10.21%    10.56%
  Period-end tangible
   shareholders' equity to total
   period-end tangible assets       7.30%     7.29%     7.57%
  Average shareholders' equity
   to total average assets         10.45%    10.54%    10.75%    10.58%
  Average tangible shareholders'
   equity to total average
   tangible assets                  7.50%     7.59%     7.71%     7.60%

                                            2007
                      ------------------------------------------------
                       Fourth     Third    Second     First     Full
                       Quarter   Quarter   Quarter   Quarter    Year
                      --------  --------  --------  --------  --------
 Per Common Share:
 -----------------
  Shares Outstanding
   (in thousands):
  Average - Basic       47,947    48,345    48,675    47,968   48,234
  Average - Diluted     48,869    49,408    49,838    49,087   49,290
  Period-End                      47,830    48,064    48,831   48,602
 Book Value           $  34.61  $  33.99  $  33.20  $  32.72
 Closing price:
  High                $  72.97  $  78.00  $  78.39  $  75.39  $ 78.39
  Low                    59.10     69.00     72.30     68.00    59.10
  Period-end             59.55     69.51     76.09     73.60

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets             $ 12,886  $ 12,234  $ 12,067  $ 11,618
  Tier I capital      $  1,199  $  1,171  $  1,185  $  1,234
   Percentage of risk
    adjusted assets       9.31%     9.57%     9.82%    10.62%
  Total capital       $  1,453  $  1,470  $  1,481  $  1,524
   Percentage of risk
    adjusted assets      11.27%    12.01%    12.28%    13.12%
  Tier I leverage
   ratio                  7.97%     7.80%     7.97%     8.59%
  Period-end
   shareholders'
   equity to total
   period-end assets     10.42%    10.51%    10.26%    10.42%
  Period-end tangible
   shareholders'
   equity to total
   period-end tangible
   assets                 7.39%     7.43%     7.22%     7.88%
  Average
   shareholders'
   equity to total
   average assets        10.59%    10.41%    10.38%    10.24%   10.41%
  Average tangible
   shareholders'
   equity to total
   average tangible
   assets                 7.52%     7.33%     7.67%     8.18%    7.67%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended September 30, 2008
                                                   Standard &
                                  Moody's   Fitch   Poor's      DBRS
                                  -------   -----  ---------- --------
   City National Bank               Aa3       A-       A      A (high)
   City National Corporation         A1       A-       A-        A

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 64856245